Exhibit 10.31

AMENDMENT TO EXTEND CHANGE IN CONTROL AGREEMENT

This Amendment is entered into by and between Novelis Inc., a Canadian corporation (the "Company") and Nicholas Madden ("Executive") effective as of July 1, 2018.

WHEREAS, the Company and Executive are parties to a Change in Control Agreement effective as of April 1, 2016 (the "Original Agreement"); and

WHEREAS, the Original Agreement is set to expire pursuant to its term effective June 30, 2018, and the Company and Executive desire to extend the Original Agreement for an additional two year term.

NOW THEREFORE, effective July 1, 2018, Section 1 of the Original Agreement is modified to read as follows:

> Term. This Agreement shall terminate, except to the extent that any obligation of the Company hereunder remains unpaid as of such time, at midnight on June 30, 2020, unless a Change in Control occurs on or before such date, in which case this Agreement shall terminate or twenty-four (24) months following the date of such Change in Control.

In all other respects, the Original Agreement shall remain in effect.

IN WITNESS WHEREOF, the parties have caused this Amendment to be adopted effective as of July 1, 2018. This Amendment may be executed in counterparts.

Novelis Inc.

By: H.R. Shashikant

Title: SVP & Chief Human Resources Officer

Date: 6/29/2018

Nicholas Madden

Date: 6/29/2018.